Exhibit 99.1

News Release

TranSwitch Corporation Announces

First Quarter 2013 Financial Results

SHELTON, CT – May 14, 2013 – TranSwitch Corporation (NASDAQ: TXCC), a leading provider of semiconductor solutions for multimedia connectivity and processing, today announced financial results for the first quarter ended March 31, 2013.

Net revenues for the first quarter of 2013 were approximately $4.6 million, as compared to net revenues of $5.6 million for the fourth quarter of 2012 and $3.7 million for the first quarter of 2012. Net loss for the first quarter of 2013 was ($3.1) million, or ($0.08) per basic and diluted common share, as compared to a net loss of ($3.1) million, or ($0.09) per basic and diluted common share for the fourth quarter of 2012, and a net loss of ($6.1) million, or ($0.20) per basic and diluted common share for the first quarter of 2012.

The GAAP gross margin for the first quarter was 81%. This is compared to the Company's GAAP gross margin of 75% for the fourth quarter of 2012, and 59% for the first quarter of 2012.

Total non-GAAP operating expenses for the first quarter of 2013 were $5.9 million, as compared to $5.6 million in the fourth quarter of 2012 and $7.5 million in the first quarter of 2012. Non-GAAP operating expenses for the first quarter of 2013 exclude $0.1 million in amortization of purchase price intangibles, $0.6 million in stock-based compensation and $0.2 million in restructuring charges, along with a benefit of $0.2 million from the reversal of accrued royalties. Total GAAP operating expenses for the first quarter of 2013 were $6.6 million, as compared to $7.2 million in the fourth quarter of 2012 and $8.1 million in the first quarter of 2012.

Non-GAAP operating loss for the first quarter of 2013 was ($2.2) million, compared to a non-GAAP operating loss of ($1.4) million for the fourth quarter of 2012 and a non-GAAP operating loss of ($5.3) million for the first quarter of 2012. On a GAAP basis, the operating loss for the first quarter of 2013 was ($2.9) million, compared to an operating loss of ($3.0) million for the fourth quarter of 2012 and an operating loss of ($5.9) million for the first quarter of 2012.

Non-GAAP net loss for the first quarter of 2013 was ($2.4) million, or ($0.07) per share, compared with a non-GAAP net loss of ($1.5) million, or ($0.04) per share, for the fourth quarter of 2012 and a non-GAAP net loss of ($5.5) million, or ($0.18) per share, for the first quarter of 2012.

Further information about non-GAAP measures is provided below and a reconciliation of the non-GAAP measures to the comparable GAAP results is provided after the financial statements attached to this release.

“Since the beginning of this year, we have successfully raised about $4.8 million to support the ramp of our video connectivity business,” stated Dr. M. Ali Khatibzadeh, President and CEO of TranSwitch Corporation. “Additionally, as we have previously announced, we have signed a contract for the sale of ten of our legacy telecom patents. We have so far completed sale of five patents in the amount of $0.8 million and anticipate completing sale of the remaining five patents. On the business front, we continued to make progress in expanding our active customer list for HDplay™ products to nine customers so far. Our list of new customer opportunities for HDplay™ products is over 75 potential customers and we anticipate the list of active HDplay™ customers to increase throughout 2013. We have also made substantial headway in the launch of the new HDPlay™ products with MHL mobile connectivity feature and have begun sampling the product in the market. TranSwitch’s new HDplay™ products are the first products to support HDMI, DisplayPort and MHL video connectivity modes making them very attractive for a number of applications such as pico projectors and digital TVs.”

Additional details on TranSwitch’s first quarter 2013 financial results will be discussed during a conference call regarding this announcement today at 5:30 pm Eastern time. To listen to the live call, investors can dial 719-457-2628 and reference confirmation code: 8221873. The call will be recorded and a replay will be available two hours after the conclusion of the live broadcast through May 24, 2013. To access the replay, dial 719-457-0820 and enter confirmation code: 8221873. Investors can also access an audio webcast which will be broadcast through Vcall’s Investor Calendar at www.investorcalendar.com or the Company’s website at www.transwitch.com. This audio webcast will also be available on a replay basis for 10 business days.

About TranSwitch Corporation

TranSwitch Corporation (Nasdaq:TXCC)  provides innovative integrated circuit (IC) and intellectual property (IP) solutions that deliver core functionality for video, voice, and data communications equipment for the customer premises and network infrastructure markets.  For the customer-premises market, we offer multi-standard, high-speed interconnect solutions enabling the distribution and presentation of high-definition (HD) video and data content for consumer electronics applications. We also provide a family of best-in-class communications processors.  For the network infrastructure market we provide integrated multi-core network processor System-on-a-Chip (SoC) solutions for Fixed, 3G and 4G Mobile, VoIP and Multimedia applications.   TranSwitch’s customers are leading consumer electronics and telecom equipment companies around the globe.  For more information, please visit www.transwitch.com or follow us at Facebook or Twitter.

Forward-looking statements in this release, including statements regarding management's expectations for future financial results and the markets for TranSwitch's products, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements regarding TranSwitch, its operations and its financial results, involve risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, including without limitation the risks associated with downturns in economic conditions generally and in the telecommunications and data communications markets and the semiconductor industry specifically; risks in product development and market acceptance of and demand for TranSwitch’s products and products developed by TranSwitch’s customers; risks associated with foreign sales and high customer concentration; risks associated with competition and competitive pricing pressures; risks in technology development and commercialization; risks of failing to attract and retain key managerial and technical personnel; risks relating to TranSwitch’s available cash; risks associated with acquiring new businesses; risks of dependence on third-party VLSI fabrication facilities; risks related to intellectual property rights and litigation; and other risks detailed in TranSwitch's filings with the Securities and Exchange Commission.

TranSwitch expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in expectations or any change in events, conditions or circumstances on which any such statement is based.

TranSwitch is a registered trademark of TranSwitch Corporation.

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures (Unaudited)

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release and related conference call or webcast to the most directly comparable financial measure prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). The reconciliation for historic non-GAAP measures is provided herein on a quantitative basis and for non-GAAP measures that are forward-looking is provided herein on a qualitative basis.

The non-GAAP measures used in this earnings release and related conference call differ from GAAP in that they exclude expenses related to stock-based compensation, amortization of intangible assets, the effects of special charges such as asset impairments, restructuring charges and benefits from the reversal of accrued royalties. The Company’s basis for these adjustments is described below. Management uses these non-GAAP measures for internal reporting and forecasting purposes. The Company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the Company’s historical and prospective financial performance.

Management uses these non-GAAP financial measures when evaluating the Company’s operating performance and believes that such measures are useful to investors and financial analysts in assessing the Company’s operating performance as the Company believes that the presentation of non-GAAP measures that adjust for the impact of stock-based compensation expenses, amortization of intangible assets, the effects of special charges such as asset impairments and restructuring charges and benefits from the reversal of accrued royalties provides investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the Company’s operating results and underlying operational trends.

We do not provide forward-looking GAAP measures or a reconciliation of the forward-looking non-GAAP measures to GAAP measures because of our inability to project special charges, asset impairments, employee separation costs and stock-based compensation related expenses.

The non-GAAP financial measures we provide have certain limitations because they do not reflect all of the costs associated with the operation of our business as determined in accordance with GAAP. The non-GAAP measures are in addition to, and not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. We endeavor to compensate for the limitations of these non-GAAP measures by providing GAAP financial statements, descriptions of the reconciling items and a reconciliation of the non-GAAP measures to the most directly comparable GAAP measures so that investors can appropriately incorporate the non-GAAP measures and their limitations into their analyses. Please see our financial statements and "Management's Discussion and Analysis of Results of Operations and Financial Condition" that will be included in the periodic report we expect to file with the SEC with respect to the financial periods discussed herein.

For more information contact:

Robert A. Bosi
Vice President and Chief Financial Officer
Phone: 203.929.8810 ext. 2465

Mary Lombardo

Investor Relations

Phone: 203.929.8810 ext. 2254

TranSwitch Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except for per share amounts)

	Three Months Ended
	Mar 31, 2013	Dec 31, 2012	Mar 31, 2012
Net revenues:
Product revenues	$2,098	$3,148	$3,162
Intellectual property and service revenues	2,545	2,472	519
Total net revenues	4,643	5,620	3,681

Cost of revenues:
Cost of product revenues	686	1,045	1,119
Provision for excess and obsolete inventories	82	264	231
Cost of service revenues	119	94	161
Total cost of revenues	887	1,403	1,511
Gross profit	3,756	4,217	2,170

Operating expenses:
Research and development	3,781	3,553	4,336
Marketing and sales	975	928	1,642
General and administrative	1,784	1,838	2,132
Restructuring charges	254	426	-
Impairment of goodwill and other intangibles	-	648	-
Reversal of accrued royalties	(179)	(171)	(58)
Total operating expenses	6,615	7,222	8,052
Operating loss (Note 1)	(2,859)	(3,005)	(5,882)

Other (expense) income:
Other income (expense)	(20)	(30)	(101)
Interest income (expense):
Interest income	3	(14)	23
Interest expense	(58)	(46)	(9)
Interest (expense) income, net	(55)	(60)	14
Total other income (expense), net	(75)	(90)	(87)

Loss before income taxes	(2,934)	(3,095)	(5,969)
Income tax expense	173	47	114
Net loss	$(3,107)	$(3,142)	$(6,083)

Net loss per common share – basic and diluted	$(0.08)	$(0.09)	$(0.20)

Weighted average common shares outstanding – basic and diluted	36,873	35,907	30,685

Note 1: Stock-based compensation expense included in cost of revenues and operating expenses is as follows:
Cost of revenues	$7	$7	$6
Research and development	153	198	120
Marketing and sales	127	131	111
General and administrative	287	376	295
Total	$574	$712	$532

TranSwitch Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	March 31, 2013	December 31, 2012
ASSETS

Current assets:
Cash, cash equivalents, restricted cash and short-term investments	$602	$2,244
Accounts receivable, net	4,821	4,238
Inventories	833	748
Prepaid expenses and other current assets	1,525	1,409

Total current assets	7,781	8,639

Property and equipment, net	1,060	1,111
Goodwill	5,271	5,271
Other intangible assets, net	515	548
Other assets	2,007	2,028

Total assets	$16,634	$17,597

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Bank debt	$1,288	$2,432
Accounts payable, accrued expenses and other current liabilities	12,470	10,457
Current portion of restructuring liabilities	1,649	2,016

Total current liabilities	15,407	14,905

Restructuring liabilities	1,497	1,463

Total liabilities	16,904	16,368

Total stockholders’ equity (deficit)	(270)	1,229

Total liabilities and stockholders’ equity (deficit)	$16,634	$17,597

TRANSWITCH CORPORATION

Supplemental Reconciliation of GAAP Results to Non-GAAP

(Unaudited)

(In thousands, except per share data)

	Three Months Ended
	Mar 31,	Dec 31,	Mar 31,
	2013	2012	2012
GAAP gross profit	$3,756	$4,217	$2,170
Add:
Stock-based compensation	7	7	6
Non-GAAP gross profit	$3,763	$4,224	$2,176

GAAP gross margin	80.9%	75.0%	59.0%
Stock-based compensation	0.2%	0.1%	0.2%
Non-GAAP gross margin	81.0%	75.2%	59.1%

GAAP research and development expenses	$3,781	$3,553	$4,336
Less:
Amortization of purchase accounting intangibles	7	7	35
Stock-based compensation	153	198	120
Non-GAAP research and development expenses	$3,621	$3,348	$4,181

GAAP selling, general, and administrative expenses	$2,759	$2,766	$3,774
Less:
Amortization of purchase accounting intangibles	25	25	43
Stock-based compensation	414	507	406
Non-GAAP selling, general, and administrative expenses	$2,320	$2,234	$3,325

GAAP operating expenses	$6,615	$7,222	$8,052
Less:
Amortization of purchase accounting intangibles	32	32	78
Stock-based compensation	567	705	526
Reversal of accrued royalties and other	(179)	(171)	(58)
Impairment of goodwill and intangibles	-	648	-
Restructuring charges	254	426	-
Non-GAAP operating expenses	$5,941	$5,582	$7,506
Non-GAAP operating loss	$(2,178)	$(1,358)	$(5,330)

GAAP net loss	$(3,107)	$(3,142)	$(6,083)
Add:
Amortization of purchase accounting intangibles	32	32	78
Stock-based compensation	574	712	532
Reversal of accrued royalties and other	(179)	(171)	(58)
Impairment of goodwill and intangibles	-	648	-
Restructuring charges	254	426	-
Non-GAAP net loss	$(2,426)	$(1,495)	$(5,531)

Non-GAAP basic net loss per share	$(0.07)	$(0.04)	$(0.18)
Basic shares used to calculate non-GAAP net loss per share	36,873	35,907	30,685